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                                                                     EXHIBIT 4.1

                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is made and entered into as of March 24, 2003 by and between iStar Financial Inc., a Maryland corporation (the "Company"), and Teachers Insurance and Annuity Association of America, a New York insurance company ("TIAA").

     The Company agrees with TIAA and any Affiliate of TIAA to which TIAA transfers at least 50% of the Shares (TIAA and each of its Affiliates, a "HOLDER" and together the "HOLDERS"), as follows:

     SECTION 1. DEFINITIONS. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

     AFFILIATE means with respect to any specified person, an "affiliate" of such person as defined in Rule 12b-2 under the Exchange Act.

     BLACKOUT CONDITION has the meaning set forth in Section 3(e) hereof.

     BUSINESS DAY means each day that is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

     DEFERRAL NOTICE has the meaning set forth in Section 3(e)(i) hereof.

     DEFERRAL PERIOD means the period during which the availability of the Shelf Registration Statement and Prospectus is suspended pursuant to Section 3(e) hereof.

     EFFECTIVENESS PERIOD means the period commencing with the date hereof and ending on the date that all Registrable Securities have ceased to be Registrable Securities.

     EXCHANGE ACT means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     FILING DATE has the meaning set forth in Section 2 hereof.

     HOLDER has the meaning set forth in the second paragraph of this Agreement.

     MATERIAL EVENT has the meaning set forth in Section 3(e) hereof.

     PROSPECTUS means the prospectus included in the Shelf Registration Statement, as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference in such Prospectus.

     PURCHASE AGREEMENT means the Purchase arid Sale Agreement dated as of March 26, 2003 between LF Mortgage REIT and TIAA, pursuant to which TIAA purchased the Shares.

     REGISTRABLE SECURITIES means the Shares held by each Holder and any security issued with respect thereto upon any stock dividend, split or similar event until, in the case of any such security (A) the earliest of (i) its sale under the Shelf Registration Statement, (ii) any time that it is eligible for sale without restriction under Rule 144(k) or (iii) its sale pursuant to Rule 144 and (B) as a result of the event or circumstance described in the foregoing clauses (A)(i) through (A)(iii), all legends with respect to transfer restrictions under the Securities Act are removed or removable in accordance with the terms of

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Rule 144; PROVIDED, HOWEVER, that Registrable Securities shall not include any securities into or for which the Shares (and any other securities that constitute Registrable Securities pursuant to this definition) have been exchanged in a transaction under an effective registration statement on Form S-4, or any successor form replacing Form S-4, under the Securities Act, pursuant to which such Registrable Securities become freely tradeable without restriction under the Securities Act (including, without limitation, Rule
145).

     RULE 144 means Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

     RULE 144A means Rule 144A under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

     SEC means the Securities and Exchange Commission.

     SECURITIES ACT means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

     SERIES A PREFERRED STOCK means the 9.5% Series A Cumulative Redeemable Preferred Stock of the Company.

     SHARES means the 500,000 shares of Series A Preferred Stock purchased by TIAA pursuant to the Purchase Agreement.

     SHELF REGISTRATION STATEMENT has the meaning set forth in Section 2 hereof and shall include the Prospectus, amendments and supplements to the Shelf Registration Statement, including post-effective amendments, all exhibits, and all material incorporated by reference in the Shelf
Registration Statement.

     TRANSFER AGENT AND REGISTRAR means Equiserve Trust Company, N.A. (or any successor entity), as the transfer agent and registrar for the Shares.

     SECTION 2. SHELF REGISTRATION. The Company shall prepare and file with the SEC within 60 days after the date of this Agreement (the "FILING DATE"), a registration statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Holders of all of the Registrable Securities (the "SHELF REGISTRATION STATEMENT"). The Shelf Registration Statement shall be on Form S-3, or any successor form replacing Form S-3, and shall permit the resale of Shares in accordance with the methods of distribution elected by the Holders and set forth in the Shelf Registration Statement, but which methods shall not include an underwritten public offering. The Company may register Series A Preferred Stock of the Company in addition to the Shares pursuant to the Shelf Registration Statement. The Company shall use its reasonable best efforts to cause the Shelf Registration Statement to become effective under the Securities Act as soon as practicable after filing and to keep the Shelf Registration Statement continuously effective under the Securities Act until the expiration of the Effectiveness Period. At the time the Shelf Registration Statement becomes effective, each Holder shall be named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law.

     SECTION 3. REGISTRATION PROCEDURES. In connection with the registration obligations of the Company under Section 2 hereof, the Company shall:

     (a) Before filing any Shelf Registration Statement, Prospectus or amendments or supplements contemplated by Section 3(b) with the SEC, furnish each Holder copies of all such

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documents proposed to be filed and use its reasonable best efforts to reflect in each such document when so filed with the SEC such comments as any Holder reasonably shall propose within two Business Days after receiving such proposed filing.

     (b) Prepare and file with the SEC such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement continuously effective until the expiration of the Effectiveness Period; cause the related Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and use its reasonable best efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by the Shelf Registration Statement until the expiration of the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in the Shelf Registration Statement as so amended or the related Prospectus as so supplemented.

     (c) Deliver to each Holder in connection with any sale of Registrable Securities pursuant to the Shelf Registration Statement, without charge, as many copies of the Prospectus relating to the Registrable Securities and any amendment or supplement thereto as such Holder may reasonably request; and the Company hereby consents to the use of the Prospectus and each amendment or supplement thereto by each Holder in connection with any offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto in the manner set forth therein.

     (d) Within a reasonable period after the date that (1) the Shelf Registration Statement becomes effective under the Securities Act, and (2) a Holder delivers the certificate representing such Holder's Registrable Securities, duly endorsed, to the extent necessary, prepare and deliver certificates representing Registrable Securities to be sold pursuant to the Shelf Registration Statement, which certificates shall not bear any restrictive legends, and cause such Registrable Securities to be in such denominations and registered in such names as such Holder may request.

     (e) Upon (A) the issuance by the SEC of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact (a "MATERIAL EVENT") as a result of which the Shelf Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or the related Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the determination of the Board of Directors of the Company in good faith to suspend the availability of the Shelf Registration Statement and the related Prospectus because the disclosure required thereby would adversely affect a material financing, acquisition, disposition, reorganization or other material transaction involving the Company or any of its subsidiaries (such condition, a "BLACKOUT CONDITION"):

          (i) give prompt notice to each Holder that the availability of the Shelf Registration Statement is suspended (a "DEFERRAL NOTICE"), such notice to state that it is a Deferral Notice under this Agreement, and state whether it is being delivered due to an event under (A), (B) or (C) above, and, upon receipt of any Deferral Notice, each Holder shall not sell any Registrable Securities pursuant to the Shelf Registration Statement until such Holder's receipt of copies of the supplemented or amended Prospectus provided for in clause (ii) below, or until it (x) is advised in writing by the Company that the Prospectus may be used, and (y) has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in

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     such Prospectus or, in connection with a Blackout Condition, the expiration of ninety (90) days from delivery of the relevant Deferral
     Notice;

          (ii) in the case of clause (A) above, the Company shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof; and in the case of clause (B) above, subject to the next sentence, as promptly as practicable after the Material Event, the Company shall prepare and file, if necessary pursuant to applicable law, a post-effective amendment to the Shelf Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into the Shelf Registration Statement and Prospectus so that the Shelf Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the related Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to the Shelf Registration Statement, subject to the next sentence, use their reasonable best efforts to cause it to become effective as promptly as is practicable.

          (iii) Notwithstanding anything contained herein to the contrary, in connection with a Blackout Condition, the Company may only suspend the Shelf Registration Statement twice in any twelve (12) month period for an aggregate of ninety (90) days from the delivery of the relevant Deferral Notices (the "MAXIMUM BLACKOUT PERIOD").

     SECTION 4. HOLDERS' OBLIGATION. Each Holder agrees that it will satisfy the prospectus delivery requirements of the Securities Act in connection with transfers and sales of Registrable Shares pursuant to the Shelf Registration Statement.

     SECTION 5. EXPENSES. The Company shall bear all fees and expenses incurred in connection with the performance by the Company of its obligations under Sections 2 and 3 hereof whether or not the Shelf Registration Statement becomes effective. Such fees and expenses shall include, without limitation,
(i) all registration and filing fees, (ii) printing expenses, (iii) duplication expenses relating to copies of the Shelf Registration Statement or Prospectus delivered to any Holders hereunder, (iv) fees and disbursements of counsel for the Company in connection with the Shelf Registration Statement, (v) fees and disbursements of all independent accountants of the Company and (vi) reasonable fees and disbursements of the Transfer Agent and Registrar. In addition, the Company shall pay the internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties). The Company shall have no obligation to pay and shall not pay any brokerage fees, discounts, commissions or transfer taxes in connection with the offer and sale of the Registrable Securities by such Holder, and each of the Company and each Holder shall pay the expenses of its own counsel.

     SECTION 6.  INDEMNIFICATION.

     (a) INDEMNIFICATION OF HOLDERS. In the event of the registration of the Shares under the Securities Act pursuant to this Agreement, the Company agrees to indemnify each Holder, its directors, officers, trustees, fiduciaries, employees, stockholders, members or general and limited partners (and the directors, officers, employees, etc thereof), and each person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

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          (i)     against any and all loss, liability, claim, damage and
     expense whatsoever including reasonable legal fees and expenses, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information relating to any Holder furnished to the Company in writing by such Holder expressly for use in the Shelf Registration Statement (or any amendment thereto), or Prospectus (or any amendment or supplement thereto).

     (b) INDEMNIFICATION OF COMPANY, DIRECTORS, OFFICERS AND OTHER HOLDERS. In the event of the registration of the Shares under the Securities Act pursuant to this Agreement, each Holder severally (as to itself only) agrees to indemnify and hold harmless the Company, its directors, each of its officers who signs the Shelf Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each other Holder and each person, if any, who controls any other Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only to the extent untrue statements or omissions, or alleged untrue statements or omissions, are made in the Shelf Registration Statement (or any amendment thereto), or Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information relating to such Holder furnished to the Company by such Holder expressly for use in the Shelf Registration Statement (or any amendment thereto) or Prospectus (or any amendment or supplement thereto); provided that with respect to any amount due to an indemnified person under this paragraph (b), each Holder shall be liable only to the extent of the net proceeds received by such Holder upon the sale of the Registrable Securities pursuant to the Shelf Registration Statement giving rise to such indemnification obligation.

     (c) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder except to the extent of actual damages suffered by such delay and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to
Section 6(a) above, counsel (reasonably acceptable to the indemnified parties) to the indemnified parties shall be selected by the Company, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel (reasonably acceptable to the indemnified parties) to the indemnified parties shall be selected by the Holders of a majority of the Shares constituting Registrable Securities. An indemnified party may employ its own counsel in connection with the defense of any such action, but the legal fees and expenses of such counsel shall be at the expense of the indemnified party, unless the employment of such counsel

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shall have been authorized in writing by the indemnifying party in connection with the defense of such action, or the indemnifying party shall not have employed counsel to take charge of the defense of such action or the indemnified party shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), in any of which events such fees and expenses shall be borne by the indemnifying party; provided, however, that counsel to the indemnified party shall not (except with the consent of the indemnifying party) also be counsel to the indemnifying party. Except as provided in the preceding sentence, in no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.
No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable, to the extent such indemnifying party is already liable pursuant to Section 6 (a) or (b), for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request,
(ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 7.  CONTRIBUTION.

     (a) If for any reason the foregoing indemnity is unavailable or is insufficient to hold harmless an indemnified party under Sections 6(a) or (b) then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any claim in such proportion as is appropriate to reflect the relative fault and relative benefits of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such offering of securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The relative benefit shall be determined by reference to, among other things, the proceeds received from such offering of securities. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 7(a) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 7(a). The amount paid or payable in respect of any claim shall be deemed to include any legal or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 7(a) to the contrary, no indemnifying party

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(other than the Company) shall be required pursuant to this Section 7(a) to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate, less the amount of any indemnification payment made by such indemnifying party pursuant to Section 6.

     (b) The indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

     (c) The indemnification and contribution required by this Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

     SECTION 8. INFORMATION REQUIREMENTS. The Company shall file the reports required to be filed by it under the Exchange Act, and, if at any time before the end of the Effectiveness Period the Company is not subject to the reporting requirements of the Exchange Act, it will cooperate with any Holder of Registrable Securities and take such further reasonable action as any Holder of Registrable Securities may reasonably request (including, without limitation, making such reasonable representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A. Notwithstanding the foregoing, nothing in this Section 8 shall be deemed to require the Company to register any of its securities under the Exchange Act. In connection with any sale, transfer or other disposition by any Holder of Registrable Securities pursuant to Rule 144 under the Securities Act, upon delivery by such Holder of the certificate representing the Holder's transferred Registrable Securities, duly endorsed, to the extent necessary, for transfer, the Company shall cooperate with the Holder to facilitate the preparation and delivery of the Registrable Securities to be transferred, in the form of certificates without any Securities Act legend, and enable the certificates for such Registrable Securities to be for such number of shares and registered in such names as the selling Holder may reasonably request.

     SECTION 9. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Holders as follows:

     (a) The Company has not entered, as of the date hereof, nor shall it, on or after the date of this Agreement enter, into any agreement with respect to its securities that conflicts with the rights granted to the Holders in this Agreement. The Company represents and warrants that the rights granted to the Holders hereunder do not in any way conflict with the rights granted to the holders of the Company's securities under any other agreements.

     (b) As of the date hereof, the Company has outstanding 98,622,217 shares of common stock, par value $.001 per share; 4,400,000 shares of Series A Preferred Stock, having a liquidation preference of $50.00 per share; 2,000,000 shares of 9 3/8% Series B Cumulative Redeemable Preferred Stock, having a liquidation preference of $25.00 per share; 1,300,000 shares of 9.2% Series C Cumulative Redeemable Preferred Stock, having a liquidation preference of $25.00 per share; and 4,000,000 shares of 8% Series D Cumulative Redeemable Preferred Stock, having a liquidation preference of $25.00 per share.

     (c) The Company's Amended and Restated Charter was filed with the Maryland State Department of Assessments and Taxation on November 3, 1999 (the "Charter"). No amendment or other

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document relating to or affecting the Charter has been adopted since November
3, 1999, except for the filing on September 24, 2000 of an amendment to the Charter for the sole purpose of changing the Company's name from "Starwood Financial Inc." to "iStar Financial Inc." Annex A to the Charter, which contains the terms, preferences and powers of the Series A Preferred Stock, supersedes in all respects the Articles Supplementary of Series A Preferred Shares of Starwood Financial Trust, dated December 9, 1998.

     (d) No Restriction Termination Date, as defined in the Charter, is in effect on the date hereof, nor has any action been taken by the Company or its stockholders in contemplation of a Restriction Termination Date.

     SECTION 10.  MISCELLANEOUS.

     (a) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority of the Shares then constituting Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to the Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Shares then constituting Registrable Securities being sold by such Holders pursuant to the Shelf Registration Statement; provided that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

     (b) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier, or (iii) one Business Day after being deposited with such courier, if made by overnight courier, to the parties as follows:

          (1) If to a Holder of Registrable Securities, at the most current address given by such Holder to the Company;

          (2)     If to TIAA:

                  Teachers Insurance and Annuity Association of America 730 Third Avenue
                  8th Floor
                  New York, New York 10017
                  Attention: Andrew A.  Duffy, Director
                  Fax: (212) 916-6960

          (3)     If to the Company, at:

                  iStar Financial Inc.
                  1114 Avenue of the Americas
                  New York, New York 10036
                  Attention: Geoffrey Dugan

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     With a copy to:

          Clifford Chance US LLP
          200 Park Avenue
          New York, New York 10166
          Attention: Kathleen L.  Werner

or to such other address as such person may have furnished to the other persons identified in this Section 10(b) in writing in accordance herewith.

     (c) APPROVAL OF HOLDERS. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) (other than a Holder if such Holder is deemed to be an affiliate solely by reason of its holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

     (d) SUCCESSORS AND ASSIGNS. Any person who purchases any Registrable Securities from a Holder shall be deemed, for purposes of this Agreement, to be an assignee of such Holder. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and shall inure to the benefit of and be binding upon each Holder of any Registrable Securities.

     (e) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

     (f) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (g) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

     (h) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

     (i) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. Except as provided in the Purchase Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties with respect to such registration rights. No party hereto shall have any rights, duties or obligations other than those specifically set forth in this Agreement.

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


     (j) TERMINATION. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under Sections 5, 6 or 7 hereof, each of which shall remain in effect in accordance with its terms.

     (k) REMEDIES. The Company and each Holder acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that the Company and each Holder, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of another party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any state thereof having jurisdiction.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                       iSTAR FINANCIAL INC.


                                       By: /s/ SPENCER B. HABER
                                         --------------------------------------
                                       Name:   Spencer B. Haber
                                       Title:  President



                                       TEACHERS INSURANCE AND ANNUITY
                                       ASSOCIATION OF AMERICA


                                       By: /s/ ANDREW J. DUFFY
                                          -------------------------------------
                                       Name:   Andrew J. Duffy
                                       Title:  Managing Director

                                       11